SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Commission File Number: 000-52086

Zone Mining Limited
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0446135 (I.R.S. Employer Identification No.)
111 Presidential Blvd., Suite 165, Bala Cynwyd, PA (Address of principal executive offices)	19004 (Zip Code)
(610) 771-0680
(Registrant’s Telephone Number, Including Area Code)

7164 120th Street, Surrey, British Columbia, Canada V3W 3M8, (604) 592-8321
(Former Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Termination of Mining Lease Agreement. On August 17, 2006, Zone Mining Limited, a Nevada corporation (the “Registrant”), gave a 30-day advance notice that we planned to terminate the lease agreement dated April 18, 2005 that we had with the owner of the property, Gold Explorations LLC, an unrelated third party. That lease agreement pertained to property in the Black Rock Basin in Maricopa County, Arizona and the activity we had planned to conduct on that property represented the focus of our business activity, which was to explore for mineralized material. There were no penalties for terminating the lease with 30-days’ notice and as of September 17, 2006 we will have no further obligations and owe no further payments under the terms of the lease.

As a result of this transaction which will leave us with limited operations and assets, we believe may be considered a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly and assuming we have not acquired additional business operations prior to our next filing, we undertake to check the box on the cover page of our next such report requiring such disclosure that specifies that we are a shell company.

Termination of Premises Lease Agreement. On August 22, 2006, we gave a 30-day advance notice that we planned to terminate our obligations under the lease for our offices located at 7164 120th Street, Surrey, British Columbia, V3W 3M8 as of September 30, 2006. There were no penalties for terminating the lease with 30-days’ notice and we have no further obligations and owe no further payments under the terms of the lease. Our new offices are located at 111 Presidential Blvd., Suite 165, Bala Cynwyd, PA, 19004, which are the offices of our incoming officer and director. We do not know the terms of occupying this space, but will undertake to disclose the terms of that occupancy once it is determined.

Item 5.01 Changes in Control of Registrant.

Share Purchase Transactions. On August 31, 2006, SPH Investments, Inc. (“SPH Investments”) which is solely owned by Mr. Stephen P. Harrington, purchased an aggregate of 750,000 shares of the Registrant’s common stock for an aggregate purchase price of $65,200. SPH Investments purchased 300,000 shares from Albert E. Berrow for $43,700, or approximately $0.146 per share, the 250,000 shares owned by Frank Shaw for $12,500 or approximately $0.05 per share, and the 200,000 shares owned by Craig Hurst for $9,000, or approximately $0.045 per share. These shares were purchased with SPH Investment’s funds. Concurrent with these transactions and on August 31, 2006, Mr. Harrington was appointed as the Registrant’s President and Chief Financial Officer and was appointed to the Registrant’s Board of Directors, concurrent with the resignation of Mr. Berrow as the Registrant’s President, Chief Financial Officer, and a director. Mr. Hurst is a former director of the Registrant; Mr. Shaw is the Registrant’s current Secretary, Treasurer and a current director.

Change of Control. As a result of these transactions, Mr. Harrington now owns 750,000 shares of stock indirectly through his ownership of SPH Investments, which directly owns the shares; this comprises 23.1% of the Registrant’s total issued and outstanding shares. SPH Investments, which is owned solely by Mr. Harrington, has sole voting and dispositive power as to the 750,000 shares. As a consequence thereof, we will experience a change in control and Mr. Harrington, through SPH Investments, will have significant voting control.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2006 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Stephen P. Harrington (1) 111 Presidential Blvd. Suite 165 Bala Cynwyd, PA, 19004	750,000 shares President, Chief Financial Officer, Director	23.1%

Common Stock	Frank A. Shaw 111 Presidential Blvd. Suite 165 Bala Cynwyd, PA, 19004	No shares Secretary, Treasurer, Director	0%

Common Stock	All directors and named executive officers as a group	750,000 shares	23.1%
(1) shares owned by SPH Investments, which is solely owned by Mr. Harrington

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The Registrant is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-B.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding the Registrant’s current executive officers and directors:

Name	Age	Position
Stephen P. Harrington	49	President, Chief Financial Officer and Director
Frank A. Shaw	64	Secretary, Treasurer and Director

Stephen P. Harrington Mr. Harrington was appointed as our Chairman, President, Chief Financial Officer on August 31, 2006. He previously served as the Chairman, Chief Executive Officer, Treasurer and Secretary of Touchstone Resources USA, Inc., a Delaware corporation from March 2004 to August 2005. From October 2001 to February 2004, Mr. Harrington served as the Chairman and Chief Executive Officer of Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.), a publicly-traded oil and gas exploration company that merged with NSNV Inc., a Texas corporation, in February 2004. Mr. Harrington has served as the President of SPH Investments, Inc. and SPH Equities, Inc., each a private investment company, since 1992. Mr. Harrington has served as an officer and director of several publicly-held corporations, including BPK Resources, Inc., an oil and gas exploration company, and Astralis Ltd. (f/k/a Hercules Development Group). Mr. Harrington graduated with a B.S. from Yale University in 1980. Mr. Harrington is not an officer or director of any other reporting company.

Frank A. Shaw Mr. Shaw has been our Secretary, Treasurer, and a member of the board of directors since inception. Since December of 1995, Mr. Shaw has been an owner and operator of True Choice Health Products located in Surrey, British Columbia. Mr. Shaw is not an officer or director of any other reporting company.

We have not entered into any compensation arrangements with Mr. Harrington. Terms of such agreements, if any, will be disclosed as that information becomes available.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors or Principal Officers. On August 31, 2006, Albert E. Berrow, the Registrant’s president, chief financial officer and a director, resigned those positions. This resignation is not to due to any disagreement with the Registrant, on any matter relating to the Registrant's operations, policies or practices, nor was Mr. Berrow asked to resign. Mr. Berrow will be provided with a copy of the disclosures being made by the Registrant in response to this Item 5.02, and will have the opportunity to state whether he agrees with the statements made by the Registrant. A copy of Mr. Berrow's letter is attached as Exhibit 17.1 to this report and is incorporated herein by reference.

Appointment of Principal Officers. Stephen P. Harrington was appointed as president, chief financial officer and director on the same date. Mr. Harrington’s biographical information is contained in Item 5.01 above.

Item 8.01 Other Events.

The Registrant’s address and telephone number have been changed to 111 Presidential Blvd., Suite 165, Bala Cynwyd, PA, 19004, (610) 771-0680, as of August 31, 2006.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.2	Notice of Termination of Mining Lease Agreement
10.3	Notice of Termination of Premises Lease
17.1	Resignation of Albert E. Berrow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Zone Mining Limited

Date: September 6, 2006	By:	/s/ Stephen P. Harrington
Stephen P. Harrington, President